UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 18, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2015, Authentidate Holding Corp. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”) relating to a private placement (the “Private Placement”) of up to $1.0 million principal amount of promissory notes (the “Notes”) and a maximum of 2.0 million common stock purchase warrants (the “Warrants”). An initial closing for an aggregate principal amount of $400,000 of the Notes, and Warrants to purchase 800,000 shares of common stock, was held on September 18, 2015. The remaining securities authorized under the Purchase Agreement may be offered and sold on or before October 30, 2015. If all of the Notes and Warrants authorized pursuant to the Private Placement are sold, the Company would receive gross proceeds of $1,000,000 before expenses associated with the transaction. The Company will use the net proceeds from the transaction for general business and working capital purposes. There is no commitment for the remaining securities authorized under the Purchase Agreement and no assurances can be given that the Company will be able to complete additional sales of such securities.

The Notes bear interest at 20% per annum, payable in arrears, and are due upon the earlier of (i) twelve months from the date of issuance or (ii) within 30 days of the closing of a sale of equity or debt securities of the Company, or series of closings, as part of the same transaction, of equity or debt securities within a period of 90 days, in the gross amount of at least $5,000,000 in cash proceeds. The Notes are neither secured by any assets nor convertible into equity securities of the Company. The Notes contain certain events of default that are customary for similar transactions.

The Warrants that were offered and sold pursuant to the Purchase Agreement are exercisable on or after the twelve month anniversary of the date of issuance at an initial exercise price of $0.30 per share. The exercise price for the Warrant is subject to adjustment for certain corporate events, such as stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants will expire 54 months from the initial exercise date.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Notes, or the Warrants and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits 10.1, 4.1 and 4.2 respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the issuance of the Warrants in the Private Placement is incorporated by reference into this Item 3.02. The offer and sale of the Warrants (and the issuance of shares of the Company’s common stock upon exercise thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The securities sold in the Private Placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 18, 2015, the Company entered into an agreement with Ian C. Bonnet, its Chief Executive Officer and President, amending his employment agreement in order to provide for an additional one week extension of the expiration date of the employment agreement. Our employment agreement with Mr. Bonnet would have expired September 18, 2015 without this extension. We are currently in the process of considering a new employment agreement for our Chief Executive Officer. No assurances can be given, however, that we will reach an agreement with our Chief Executive Officer concerning our employment relationship with him.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith

Exhibit No.	Exhibit Title or Description
4.1	Form of Note issued September 18, 2015
4.2	Form of Common Stock Purchase Warrant issued September 18, 2015
10.1	Form of Securities Purchase Agreement dated September 15, 2015
10.2	Second Amendment to Employment Agreement with Ian C. Bonnet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
Name:	Ian C. Bonnet
Title:	Chief Executive Officer and President

Date: September 24, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Note issued September 18, 2015
4.2	Form of Common Stock Purchase Warrant issued September 18, 2015
10.1	Form of Securities Purchase Agreement dated September 15, 2015
10.2	Second Amendment to Employment Agreement with Ian C. Bonnet

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